AMENDMENT TO THE BYLAWS

PLATINUM SOLUTIONS, INC.

The Stockholders of the Corporation held a Special Meeting April 06, 2004 at 10:00 a.m. at its office at 1610 Washington Plaza North, Reston, VA.

Present at the Meeting were Laila N. Rossi and Adam C. Rossi. Laila N. Rossi acted as Chairman and Secretary of the Meeting. There being a quorum present, the Chairman called the Meeting to order and presented the business of the Meeting.

The meeting was called to resolve an issue brought before the Stockholders. Two Directors were elected to the Corporate Board of Directors at its Annual Meeting held October 01, 2003. Two Directors had not been authorized by its Bylaws, which was an oversight. By unanimous consent it was therefore:

RESOLVED: That Article Seven "Directors" Section 1. "Numbers and Qualifications" of the Corporate Bylaws be amended to read: "The entire Board of Directors shall consist of Five (5) Members unless there are fewer than Five (5) Stockholders. Should there be less than Five (5) Shareholders, the number of Directors shall be the same as the number of shareholders.

There being no further business before the Stockholders, the Meeting was adjourned.

Each Shareholder signed below hereby waive notice of the Meeting required by the Bylaws of the Corporation and the State of Incorporation without protest and consent to the meeting.

/s/Laila N. Rossi		/s/Adam C. Rossi
Adam C. Rossi, Shareholder

Date:	4/6/04	Date:	4/6/2004

BYLAWS

OF

PLATINUM SOLUTIONS, INC.

ARTICLE ONE
PURPOSE

The Corporation may take advantage of the rights granted to it by State Law and engage in any business allowed by State Business Corporation Law.

ARTICLE TWO
DURATION

The Corporation has perpetual duration and succession in its corporate name and will exist until such time that the Board of Directors elects to end its existence.

ARTICLE THREE
POWERS

The Corporation has the powers given by the State Business Corporation Law, to do all things necessary or practical to carry out its business and affairs including without limitation, the power to sue, make contracts, deal in property of any kind, make investments, borrow or lend money, be a part of another entity or conduct its business in anyway allowed by the laws of this State.

ARTICLE FOUR
SEAL

The seal of the Corporation shall be a flat-faced circular die (of which there may be any number of counterparts) with the word "SEAL'' and the name of the Corporation engraved thereon.

ARTICLE FIVE
SHARES

Section 1. The shares of the Corporation will be common shares with full voting rights and identical rights and privileges, with One Dollar ($1.00) per share par value. The issuance of shares will be governed by the Board of Directors, as will be the consideration to be paid for the shares, which will meet the requirements of State Business Corporation Law. The Corporation through its Board of Directors may issue fraction shares, acquire its own shares, declare and pay cash or stock dividend s or issue certificates.

Section 2. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President and the Secretary or the Assistant Secretary, and sealed with the seal of the Corporation. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number of shares, and the date of issue. Each certificate shall state the registered holder's name, the number of shares represented thereby, and the date of issue,

Section 3. Transfer of shares. In order to insure the continued existence of the Corporation, the transfer of shares of the Corporation to any individual or other entity will be restricted in the following manner. No shares may be transferred on the books of the Corporation unless the number of shared are first offered to the Corporation, and then to the other shareholders on a right of first refusal basis, the Corporation having the first option. This option to purchase the stock will expire in thirty (30) days from when offered. If the option is not exercised within the stated period, the Shareholder may dispose of the shares in any manner he wishes.

The shares of the Corporation shall be assignable and transferable on l y on the books and records of the Corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Section 4. Return Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Canceled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate ma y be inserted in the certificate book.

ARTICLE SIX
MEETINGS

Section 1. Regular Meeting. The Corporation may hold any number of meetings to conduct its business. The Corporation will hold an annual shareholders meeting at which the Directors will review with the shareholders the operating results of the Corporation for the prior year, hold election for Directors and conduct any other business as may properly come before it. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the Shareholders. Unless decided otherwise at the time, the place and time for the annual shareholders meeting will be at the offices of the Corporation on the first of October in each year at 10:00 A.M. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday. The Secretary shall give personally or by mail written notice stating the place, date and hour of the meeting to each shareholder entitled to vote at such meeting. This notice shall be made not less than ten or more than sixty days before the date of the meeting. If mailed , the notice shall be addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation unless the shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to a different address, in which case it shall be mailed to the address designated in the request. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting. Meetings may be held in or out of Virginia. Minutes must be taken by the Secretary for inclusion in the Corporate records.

Section 2. Special Meetings. The Corporation may hold meetings from time to time at such times and places that may be convenient. These meetings may be Director meetings or Shareholder meetings or combined Director and Shareholder meetings. Special shareholder meetings may be called by the Board of Directors or demanded in writing by the holders of 35 percent or more of the shares. Special Director meetings may be called by the Chairman, the President or an y two Directors. The Corporate Secretary shall give written notice of such meetings stating the place, the date, and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called not less than ten nor more than sixty days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting.

Notice of special meeting may be waived by submitting a signed waiver, either before or after the meeting, or by attendance at the meeting. Meetings may be held in or out of Virginia. Minutes must be taken by the Secretary for inclusion in the Corporate records.

Section 3. Quorum. A quorum of Directors must be present at a meeting before any Director may vote and likewise a quorum of shareholders must be present at a meeting before any shareholder may vote. A quorum of Directors at a meeting is defined as a majority of the number of Directors. A quorum of shareholders at a meeting is defined as a majority, in person or by proxy, of the shares entitled to vote. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 4. Record Date. The Directors may fix in advance a date for the determination of shareholders. This date will not be less than ten or more than sixty days prior to the date of any meeting of the shareholders or prior tote last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting.

Section 5. Voting. No voting may take place at a meeting unless there is a quorum present. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Each shareholder shall be entitled to one vote in person or by proxy for each share standing in his name on the record of shareholders. At all meetings of the Board of Directors, each director shall have one vote regardless of the number of shares that may be held.

Section 6. Proxies. Every proxy must be dated and signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it.

Section 7. Action Without A Meeting. Any act i on which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders entitled to vote on such matter, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE SEVEN

DIRECTORS

Section 1. Number and Qualifications. The entire Board of Directors shall consist of a number of people to be determined at the first shareholder meeting. The directors need not be shareholders of the Corporation nor residents of this state. The number of directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

Section 2. Manner of Election. The directors shall be elected at the annual meeting of shareholders by a plurality vote.

Section 3. Term of Office. The terms of the initial Directors or subsequently elected Directors will end at the next Shareholders' meeting following their election , at which time new Directors will be elected or the current Directors will be reelected.

Section 4. Duties and Powers. All corporate powers will be exercised by, or under the authority of, and the business affairs of the Corporation managed under the direction of, its Board of Directors. The directors shall in all cases act as a Board, regularly convened, and, in the transaction of business the action of a majority present at a meeting except as otherwise provided by law or the Articles of Incorporation shall be the act of the Board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with l aw or these Bylaws.

Section 5. Resignation. Any Director may resign his office at any time by delivering a written notice to the Corporation and will take effect immediately without acceptance.

Section 6. Removal of Directors. Any Director may be removed either with or without cause, at anytime, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the e lection of the Director sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a Director may be removed for cause by vote of a majority of the entire Board.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise shall be filled promptly by a majority vote of the remaining Directors at a special meeting which shall be called for that purpose within 30 days of the occurrence of the vacancy. A special shareholder meeting will then be called within 30 days for the purpose of voting to confirm the Director's appointment. The Director thus chosen shall hold office for the unexpired term of the predecessor and the election and qualification of the successor.

Section 8. Liability and Indemnification. The Directors of the Corporation are not li able to either the Corporation or its Shareholders for monetary dam ages for a breach of fiduciary duties unless the breach involves disloyalty to the Corporation or its Shareholders, acts or omissions not in good faith, or self dealing. The Corporation may indemnify the Directors or Officers who are named as defendants in litigation relating to Corporate affairs and Directors of Officers role therein.

ARTICLE EIGHT
OFFICERS

Section 1. Officers and Qualifications. The officers of the Corporation (Title 13.1-693 of the Virginia Code) shall be a Chief Executive Officer (CEO), a President, a Vice-President, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The same person may hold any combination or all offices.

Section 2. Election. The Officers of the Corporation will be initially appointed by the Board of Directors. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held separately, simultaneously or immediately after the annual meeting of shareholders.

Section 3. Term of Office. All officers shall hold office until their successors have been duly elected and have qualified, or until removed as hereinafter provided.

Section 4. Removal of Officers. Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Section 5. Resignation. Any Officer may resign at any time, by delivering written notice to the Board of Directors.

Section 6. Duties of the Officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

Chief Executive Officer

A. The Chief Executive Officer shall preside at all meetings of the Board of Directors and all meetings of the shareholders.

B. The Chief Executive Officer shall present a report of the condition of the business, of the Corporation at each annual meeting of the shareholders and directors.

C. The Chief Executive Officer shall call regular and special meetings of the shareholders and directors in accordance with the requirements of the statute and of these Bylaws.

D. The Chief Executive Officer shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers. The Board of Directors shall approve these actions.

E. The Chief Executive Officer or the designated officer or director shall sign and execute all contracts in the name of the Corporation, and all notes, drafts, or other orders for the payment of money.

F. The Chief Executive Officer shall enforce these ByLaws and perform all the duties incident to this office and which are required by law, and, generally, shall supervise and control the business and affairs of the Corporation.

President

A. During the absence or incapacity of the Chief Executive Officer, the President shall perform the duties of the CEO, and when so acting, he shall have all the powers and subject to all the responsibilities of the office of CEO. The President shall perform such duties and functions as the Board may prescribe.

B. The President shall sign all certificates representing shares.

C. The President shall ensure all books, reports, statements, and certificates to be properly kept and filed as required by law.

Vice-President

During the absence or incapacity of the President, the Vice-President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President. The Vice-President shall perform such duties and functions as the Board may prescribe.

Secretary

A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

B. The Secretary shall attend to the giving of notice of special meetings of the Board of

Directors and of all the meetings of the shareholders of the Corporation.

C. The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

D. The Secretary shall keep at the principal office of the Corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof the Secretary shall prepare and make available a current list of the officers and directors of, the Corporation and their resident addresses.

E. The Secretary shall sign all certificates representing shares.

F. The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received.

G. The Secretary shall perform all the duties incident to the office of Secretary of the

Corporation.

Treasurer

A. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks as the Board of Directors may designate.

B. The Treasurer shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

C. The Treasurer shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

D. The Treasurer shall further perform all duties incident to the office of Treasurer of the

Corporation.

Other Officers

Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

.Section 7. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Section 8. Compensation of Officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

ARTICLE NINE
DIVIDENDS

The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

ARTICLE TEN

BILLS, NOTES, ETC.

All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contact or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

ARTICLE ELEVEN

AMENDMENTS

These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last- known post office address not less than ten nor more than sixty days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed , or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the shareholders.

ARTICLE TWELVE
WAIVER OF NOTICE

Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.

ARTICLE THIRTEEN
FISCAL YEAR

The fiscal year of the Corporation shall end December 31.

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